AMENDED AND RESTATED BYLAWS
of
HOPE BANCORP, INC.,
a Delaware corporation
As amended and restated on July __, 2019

ARTICLE I
Meetings of Stockholders

Section 1. Meetings

1.1    The annual meeting of stockholders of HOPE BANCORP, INC. (the “Corporation”) shall be held on such date, at such time and at such place (within or outside the State of Delaware), if any, set by resolution of the Board of Directors or, if authorized by the Board of Directors, by means of remote communication in accordance with applicable law, for the election of Directors and the transaction of such other business as may properly come before the meeting.

1.2    Special meetings of stockholders shall be called only by resolution adopted by a majority of the entire Board of Directors or by written request (each, a “Special Meeting Request”) of any stockholders owning, in the aggregate, not less than 10 percent of the stock of the Corporation (the “Requisite Percentage”) and shall be held on such date, at such time and at such place (within or outside the State of Delaware), if any, set by resolution of the Board of Directors or, if authorized by the Board of Directors, by means of remote communication in accordance with applicable law. A Special Meeting Request must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation at the principal executive offices of the Corporation and shall set forth the proposed purpose of the special meeting in accordance with the requirements of Section 4.4 of Article I and/or Section 1.2 of Article II, as applicable. For purposes of this Section 1.2 of Article I, the date of delivery of the Special Meeting Request shall be the first date on which valid Special Meeting Requests constituting the Requisite Percentage have been delivered to the Secretary of the Corporation. A Special Meeting Request shall be valid only if it is signed and dated as of the submission date by each stockholder of record submitting the Special Meeting Request and each beneficial owner, if any, on whose behalf the Special Meeting Request is being made, or such stockholder’s or beneficial owner’s duly authorized agent (each, a “Requesting Stockholder”). In determining whether a Special Meeting Request has been requested by the record holders of common stock representing in the aggregate not less than the Requisite Percentage as of the date of such Special Meeting Request, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (A) each request identifies substantially the same purpose or purposes of the proposed special meeting and substantially the same matters proposed to be acted on at the proposed special meeting (in each case to be determined by the Board of Directors), and (B) such Special Meeting Requests have been dated and delivered to the Secretary within 60 days of the earliest dated Special Meeting Request.

Section 2. Notice

Notice of any meeting of stockholders shall be given in writing or by electronic transmission in accordance with applicable law to each stockholder of record entitled to vote at such meeting at the address of the stockholder as it appears on the records of the Corporation, except as otherwise provided by applicable law. Such notice shall state the time and place of the meeting and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Notices of special meetings and of annual meetings shall be given not less than ten days nor more than 60 days before the meeting. Any previously scheduled annual or special meeting of stockholders may be postponed by action of the Board of Directors taken prior to the time previously scheduled for the meeting.

Section 3. Adjournment

Whenever a quorum is not present at any meeting of the stockholders, or whenever it may be deemed desirable, a majority in interest of the stockholders present in person or by proxy may adjourn the meeting from time to time to any future date, without notice other than by announcement at the meeting except as provided below. At any continuation of the adjourned meeting at which a quorum is present, any business may be transacted which may have been transacted at the meeting originally scheduled. If such adjournment is for more than 30 days or, if after the adjournment, a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with these Bylaws.

Section 4. Order of Business

4.1    The Chairman of the Board of Directors, or in the absence of the Chairman, the Vice Chairman, or in their absence, the Lead Independent Director, or in their absence, the Chief Executive Officer, shall call meetings of the stockholders to order and shall act as chairman of the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting of the stockholders, but in the absence of the Secretary and Assistant Secretary at a meeting of the stockholders the chairman of the meeting may appoint any person to act as secretary of the meeting.

4.2    The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

4.3    The only business that may be conducted at an annual meeting of stockholders is that business which has been brought before the meeting: (i) by or at the direction of the chairman of the meeting; (ii) pursuant to the notice of the meeting; or (iii) by any stockholder who is a holder of record as of the record date of the meeting who is entitled to vote at the meeting and who complies with the procedures set forth in Article I, Section 4.4. The business conducted at a special meeting of stockholders shall be confined to the purpose or purposes stated in the notice of such meeting.

4.4    In addition to any other applicable requirements, and subject to the additional provisions of Section 1.2 of Article II relating to nominations for directors, for any business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely (other than a request for inclusion of a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) which notice must be provided in accordance with such Rule), a stockholder’s notice must be delivered by hand or by registered U.S. mail, postage prepaid, return receipt requested, or courier service, postage prepaid, to the attention of the Secretary of the Corporation and received at the principal executive offices of the Corporation not less than 100 days, nor more than 120 days, prior to the first anniversary of the immediately preceding annual meeting of the stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the earlier of the date on which notice or public announcement of the date of the meeting was first given or made by the Corporation. A stockholder’s notice to the Secretary shall set forth:

(A) as to a proposal to nominate a director for election, the stockholder giving notice must comply with Section 1.2 of Article II, as well as Section 4.4(C) of this Article I;

(B) as to any business other than a proposal to nominate for election as a director, (i) a brief description of the business desired to be brought before the annual meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the annual meeting, (iv) any material interest of such stockholder and beneficial owner, if any, in such business, and (v) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; and

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf any proposal is made (i) the name and record address of the stockholder proposing such business, and of such beneficial owner, (ii) the class, series and number of shares of the Corporation that are owned beneficially and of record by the stockholder and such beneficial owner, (iii) a description of any agreement, arrangement or understanding with respect to the proposal between or among such stockholder and such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, (iv) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, repurchase or similar “stock borrowing” transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or such beneficial owner, with respect to shares of stock of the Corporation, or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of any class or series of the shares of the Corporation (“Short Interests”), (v) any significant equity interests or Short Interests in any principal competitor of the Corporation held by such stockholder, (vi) any direct or indirect interest of such stockholder in any contract with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (vii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (viii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (ix) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal.

Notwithstanding anything in these Bylaws to the contrary, the foregoing notice requirements of this Article I, Section 4.4 shall be deemed satisfied by a stockholder with respect to business other than a director nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 and any other applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Article I, Section 4.4; provided, however, that nothing in this Article I, Section 4.4 shall be deemed to preclude discussion by any stockholder of any business to the extent properly brought before an annual meeting in accordance with such procedures. The chairman of an annual meeting shall, if the facts warrant, determine that business was not properly brought before the meeting in accordance with the provisions of this Article I, Section 4.4, and, if the chairman should so determine, the chairman shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

4.5    Notwithstanding the provisions of Article I, Section 4.4 and Article II, Section 1.2, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Article I, Section 4.5, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Section 5. Voting

5.1    At meetings of stockholders, except as otherwise provided in the Certificate of Incorporation, every stockholder shall be entitled to one vote for each share of stock outstanding in the name of the stockholder on the books of the Corporation on the date on which stockholders entitled to vote are determined. Each stockholder may be represented and vote by a proxy or proxies authorized by any valid means permitted by applicable law. If two or more persons are authorized to act as proxies, a majority of the proxies present at the meeting may exercise all of the powers conferred by such authorization unless such authorization provides otherwise. No proxy shall be voted or acted upon after three years from its date unless the proxy provides for a longer period. If any proxy is authorized for a specific meeting, such proxy shall not be voted at any meeting or continuation of an adjourned meeting other than that for which the proxy is authorized.

5.2    In all matters acted upon by stockholders, voting shall be (i) by written ballot or (ii) by any other process that the Board of Directors may authorize, each to the extent permitted by applicable law.

5.3    Except as otherwise required by applicable law, the Certificate of Incorporation or these Bylaws, the presence, in person or by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of business at each meeting of stockholders. If authorized by the Board of Directors (and subject to such guidelines and procedures as the Board of Directors may adopt), stockholders and proxyholders not physically present at a meeting of stockholders may participate in a meeting of stockholders and shall be deemed present in person and may vote at a meeting of stockholders by means of remote communication in accordance with applicable law. If such majority shall not be present at a meeting of stockholders, a majority in interest of the stockholders present shall have the power to adjourn the meeting.

5.4    Except as otherwise required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, whenever any corporate action other than the election of Directors is to be taken by the stockholders it shall be authorized by the affirmative vote of a majority of the shares present and entitled to vote at a meeting of stockholders at which a quorum is present in person or by proxy.

Section 6. Inspectors

The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. Such inspectors shall have the powers and duties set forth in Section 231 of the General Corporation Law as currently in effect or as the same may hereafter be amended. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. At the meeting for which the inspector or inspectors are appointed, he or they shall, in addition to the duties set forth in Section 231 of the General Corporation Law, open and close the polls, receive and take charge of the proxies and ballots, and decide all questions touching on the qualifications of voters, the validity of proxies, and the acceptance and rejection of votes. If any inspector previously appointed shall fail to attend or refuse or be unable to act at a meeting of stockholders, the presiding officer shall appoint an inspector to act at the meeting.

ARTICLE II
Directors

Section 1. General Powers, Number and Election

1.1    The business and property of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall consist of not less than five (5) nor more than twenty-five (25) members, the exact number of which shall be fixed by resolutions duly adopted by the Board from time to time. Vacancies and newly created directorships resulting from any increase in the authorized number of directors elected by all the stockholders having the right to vote as a single class may be filled by a majority of the directors then in office, although less than quorum, or by a sole remaining director. Except in case of vacancies and newly created directorships resulting from any increase in the authorized number of directors, directors shall be elected by a plurality of the votes cast at an annual meeting of stockholders. Each director so elected shall hold office until the next annual meeting and until his successor is duly elected and qualified, or until he resigns or is removed earlier. Any director may resign at any time upon notice to the Corporation. Directors need not be stockholders.

1.2    Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors:

Nominations of persons for election to the Board of Directors of the Corporation may be made at the annual meeting of the stockholders, or at a special meeting of the stockholders called for the purpose of electing Directors, by or at the direction of the Board of Directors, by any Committee or person authorized by the Board of Directors, or by any stockholder of the Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Article II, Section 1.2. Such nominations, other than those made by or at the direction of the Board of Directors or by a nominating committee or person appointed by the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation delivered by such stockholder of the Corporation in strict accordance with timing and other requirements of Section 4.4 of Article I.

Such stockholder’s notice to the Secretary shall set forth, in addition to each of the items required by Section 4.4(B) of Article I: (a) as to each person whom the stockholder proposes to nominate for election or reelection as a Director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation that are beneficially owned by the person, (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Section 14(a) of the Exchange Act, and any rules or regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a Director of the Corporation. No person nominated by a shareholder shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting shall, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedure, and, if he should so determine, he shall so declare to the meeting, and the defective nomination shall be disregarded.

Section 2. Compensation

Directors shall receive compensation for their services as directors as may be fixed by resolution of the Board of Directors, including reimbursement for certain expenses incurred in attending a meeting of the Board of Directors or Board Committee, or otherwise incurred in connection with the business of the Corporation. Policies for reimbursement of expenses shall be fixed by resolution of the Board of Directors.

Section 3. Meetings

All meetings of the Board of Directors, both regular and special, shall be held at the times and places, either within or outside the State of Delaware, designated by the Board of Directors. The annual meeting of the Board of Directors for the election of officers and such other business as may properly come before the meeting shall be held as soon as practicable after the annual meeting of stockholders. Special meetings of the Board of Directors shall be held whenever called at the direction of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the Chief Executive Officer or any two Directors. Directors may participate in a meeting of the Board of Directors by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at such meeting.

Section 4. Notice

No notice of the place of an annual or special meeting of the Board of Directors shall be required of any annual or regular meeting of the Board of Directors unless the place has been changed from that last designated by the Board of Directors. A notice of any annual or regular meeting, when required, or of any special meeting of the Board of Directors, shall be given by the Secretary to each Director by personally delivering, mailing, faxing or otherwise electronically transmitting the same, or by telephone, at least 24 hours before the time fixed for the meeting. Notice may be waived by any Director. Such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board of Directors.

Section 5. Quorum and Action

5.1    Except as otherwise expressly required by applicable law or these Bylaws, at any meeting of the Board of Directors the presence of at least a majority of the entire Board of Directors shall constitute a quorum for the transaction of business, but, if there shall be less than a quorum, a majority of those Directors present may adjourn the meeting from time to time and no notice shall be required for any continuation of an adjourned meeting beyond the announcement at the adjourned meeting. Unless otherwise provided by applicable law or these Bylaws, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be necessary for the approval and adoption of any resolution or the approval of any act of the Board of Directors. The Chairman of the Board of Directors or, in the absence of the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, in the absence of the Vice Chairman of the Board of Directors, the Lead Independent Director or, in the absence of the Lead Independent Director, another member of the Board of Directors selected by the members present, shall preside at meetings of the Board of Directors. The Secretary or Assistant Secretary shall act as secretary of the meeting, but in the Secretary or Assistant Secretary’s absence the presiding officer may appoint a secretary of the meeting.

5.2    Any action required or permitted to be taken at any meeting of the Board of Directors, or a Committee thereof, may be taken without a meeting if all members of the Board of Directors or the Committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or Committee.

Section 6. Committees

The Board of Directors may, by resolution or resolutions adopted by not less than the number of Directors necessary to constitute a quorum of the Board of Directors, designate one or more Committees, each such Committee to consist of such number of Directors as the Board of Directors may from time to time determine, which, to the extent provided in said resolution or resolutions, shall have, and may exercise, such authority as the Board of Directors may authorize. Each such Committee shall have such name or names as the Board of Directors may from time to time determine. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such Committee. A majority, or such other number as the Board of Directors may designate, of the members of any such Committee shall constitute a quorum. Each such Committee may make rules for the conduct of its business and fix the time and place of its meetings unless the Board of Directors shall otherwise provide. The minutes of all actions taken by any such Committee shall be reported to the Board of Directors at its regular meeting next succeeding the taking of such action, unless otherwise directed.

Section 7. Interested Directors

No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Any disinterested Director may ask an interested Director to leave the meeting at any time for any reason. Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction, but they may not vote to authorize the contract or transaction.

Section 8. Chairman, Vice Chairman and Lead Independent Director

8.1    The Board of Directors, as soon as reasonably practicable after the election of Directors by stockholders in each year, shall elect a Chairman of the Board. The Board may elect at any time as it may deem desirable one or more Vice Chairmen of the Board.

8.2    The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers, as the Board of Directors shall designate from time to time. The Chairman of the Board of Directors may also serve as the Chief Executive Officer of the Corporation and while serving in such capacity, shall have the powers and duties prescribed in Article III of these bylaws. The Board of Directors may authorize the Chairman to sign any contracts or documents on behalf of the Corporation.

8.3    The Vice Chairman of the Board of Directors, in the absence of the Chairman, or at the Chairman’s request, shall preside at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors may designate from time to time. The Board of Directors may authorize the Vice Chairman to sign any contracts or documents on behalf of the Corporation.

8.4    The members of the Board of Directors who are not employees of the Corporation and otherwise meet the requirements for independence under rules and regulations applicable to the Corporation may elect one or more of their members to serve as Lead Independent Director of the Board of Directors (the “Lead Independent Director”). The Lead Independent Director(s), if any, will chair meetings and executive sessions of the independent directors, will facilitate communications between other members of the Board of Directors, the Chief Executive Officer, President and Chairman, and will assume other duties which the Board of Directors as a whole may designate from time to time.

ARTICLE III
Officers

Section 1. Number, Election and Term

1.1    The Board of Directors, as soon as reasonably practicable after the election of Directors by stockholders in each year, shall elect a Chief Executive Officer, a President, one or more Executive Vice Presidents, a Secretary, a Chief Financial Officer and a Controller and, from time to time, may elect such Assistant Secretaries, Assistant Controllers, and appoint such other agents, as it may deem desirable. Any two or more offices may be held simultaneously by the same person, except as otherwise may be required by applicable law. The Chief Financial Officer shall also function as and be deemed to be the Treasurer of the Corporation, in the event a person with such a title is required under state or federal law.

1.2    The term of office of all officers shall be until the next succeeding annual election of officers and until their respective successors shall have been elected and qualified, but any officer or agent elected or appointed by the Board of Directors may be removed, with or without cause, by the affirmative vote of a majority of the members of the Board of Directors whenever in their judgment the best interests of the Corporation will be served thereby. Such removal shall be without prejudice to the contractual rights of such officer, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights. Unless specifically authorized by resolution of the Board of Directors, no agreement for the employment of any officer for a period longer than one year shall be made.

Section 2. Authority

Subject to such limitations as the Board of Directors may from time to time prescribe, the officers of the Corporation shall each have such authority and perform such duties in the management of the property, business and affairs of the Corporation as by custom generally pertain to their respective offices, as well as such authority and duties as from time to time may be conferred by the Board of Directors or the Chief Executive Officer. The Board of Directors may designate a successor or create a succession plan in the event any officer is unable to serve for any reason.

Section 3. Compensation

The salaries of all officers, employees and agents of the Corporation shall be determined and fixed by the Board of Directors, a Committee of the Board of Directors or otherwise pursuant to such authority as the Board of Directors may from time to time prescribe.

ARTICLE IV
Execution of Contracts and Negotiable Instruments, and Voting Stock Owned by the Corporation

Section 1. Disbursements

All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 2. Contracts

All contracts, bonds and other agreements and undertakings of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate, except where otherwise provided by law, and such execution or signature shall be binding on the Corporation.

Section 3. Capacity

Whenever any instrument is required by this Article IV to be signed by more than one officer of the Corporation, no person shall so sign in more than one capacity.

Section 4. Voting of Stock and Execution of Proxies

The Chief Executive Officer, the President, or an Executive Vice President, or such other person or persons as may be designated in writing from time to time by the Board of Directors, shall be authorized on behalf of the Corporation to attend any meeting of security holders of any other corporation or entity in which the Corporation is an owner of securities and to vote, or to sign and issue proxies to vote, such securities upon all matters coming before such meeting or presented to the security holders of the corporation or entity for their consent.

ARTICLE V
Capital Stock

Section 1. Certificates of Stock

1.1    The shares of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Every holder of a certificate shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman of the Board of Directors, the President or any Executive Vice President and by the Secretary or any Assistant Secretary. Pursuant to the Plan of Reorganization and Agreement of Merger, between the Corporation, Nara Bank, N.A, and Nara Interim Bank, N.A., stock certificates of Nara Bank, N.A. shall also be valid stock certificates of the Corporation. Any or all of the signatures on the certificate may be a facsimile.

1.2    The Corporation will maintain on their books the names of the person owning shares of the capital stock of the Corporation, together with the number of shares and the date of issue.

Section 2. Transfer Agents and Registrars

The Corporation shall, if and whenever the Board of Directors determines, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation will be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where shares of stock will be registered, and no certificates for shares of the capital stock of the Corporation, in respect of which one or more transfer agents and registrars shall have been designated, shall be valid unless countersigned by one of such transfer agents and registered by one of such registrars. The Board of Directors may also make additional rules and regulations, as it may deem expedient, concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 3. Transfer of Shares

Transfers of shares shall be made by the holder or by the holder’s attorney in fact upon a writing lawfully constituted and upon surrender of certificates for a like number of shares if such shares are certificated.

Section 4. Lost, Destroyed or Stolen Certificates

A new certificate of stock may be issued in the place of any certificate previously issued by the Corporation, or any predecessor of the Corporation, alleged to have been lost, destroyed or stolen. The Board of Directors may, in its discretion, require the owner of the lost, destroyed or stolen certificate to give to the Corporation satisfactory evidence that the certificate was lost, destroyed or stolen. The Board of Directors may also require a bond sufficient to indemnify it and its transfer agent against any claim that may be made on account of the alleged loss of the certificate or the issuance of any new certificate.

Section 5. Record Date

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or for the purpose of any other action (other than determining the stockholders entitled to notice of and to vote at any meeting of stockholders), the Board of Directors may fix in advance a date as the record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than 60 days prior to the date on which the action requiring the determination of stockholders is to be taken. The Board of Directors may in advance fix a date not exceeding 60 days and not less than ten days before the date of any meeting of stockholders as a record date for the determination of stockholders entitled to notice of and to vote at the meeting.

ARTICLE VI
Indemnification

Section 1. Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.

Subject to Section 3 of this ARTICLE VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

Section 2. Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.

Subject to Section 3 of this ARTICLE VI, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Authorization of Indemnification.

Any indemnification under this ARTICLE VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this ARTICLE VI, as the case may be. To obtain indemnification under this ARTICLE VI, a claimant must submit to the Secretary of the Corporation a written request, as soon as practicable but in no event later than the sixtieth (60) day after the claimant knows, or reasonably should know, that he has been made or is threatened to be made a party to the threatened, pending or completed action, suit or proceeding for which indemnification is sought, including therein or therewith such documentation and information as is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. Upon written request by a claimant for indemnification pursuant to the preceding sentence, a determination, if required by applicable law, with respect to the claimant’s entitlement thereto shall be made as follows: (i) if requested by the claimant, by Independent Counsel (as hereinafter defined), in an attorney-client privileged written opinion to the Board of Directors, a copy of which shall be delivered to the claimant if indemnification ultimately is granted, or (ii) if no request is made by the claimant for a determination by Independent Counsel, (a) by the Board of Directors by a majority of Disinterested Directors or if the Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to the claimant if indemnification ultimately is granted, or (b) by a majority vote of a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors. In the event the determination of entitlement to indemnification is to be made by Independent Counsel at the request of the claimant, the Board of Directors shall select the Independent Counsel. If it is so determined that the claimant is entitled to indemnification, the Corporation shall pay the claimant within sixty (60) days after such determination. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, where such claim, defense or matter is otherwise subject to indemnification, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith, without the necessity of any prior authorization in the specific case. “Successful on the merits or otherwise” does not include a settlement to which the Corporation is not a party, a confession of judgment without the Corporation’s consent, or other type or form of resolution that is not approved by the Corporation.

Section 4. Good Faith Defined.

For purposes of any determination under Section 3 of this ARTICLE VI, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term “another enterprise” as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise of which such person is or was serving at the request of the Corporation as a director or officer. The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 1 or Section 2 of this ARTICLE VI, as the case may be.

Section 5. Indemnification by a Court.

Notwithstanding any contrary determination in the specific case under Section 3 of this ARTICLE VI, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 1 and Section 2 of this ARTICLE VI. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Section 1 and Section 2 of this ARTICLE VI, as the case may be. Neither a contrary determination in the specific case under Section 3 of this ARTICLE VI nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

Section 6. Expenses Payable in Advance.

Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding shall be paid, within sixty (60) days of submission, by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this ARTICLE VI. Notwithstanding the foregoing, the Corporation will not be required to advance expenses in connection with any proceeding (or part thereof) initiated by any person unless the proceeding was authorized in advance by the Board of Directors, as described in Section 3 of this ARTICLE VI.

Notwithstanding the foregoing, the Corporation will not advance or continue to advance expenses to any person in any proceeding if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of Disinterested Directors, even though less than a quorum, (ii) if there are no Disinterested Directors or the Disinterested Directors so direct, by Independent Counsel in a written opinion or (iii) by a majority vote of a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or opposed to the best interests of the Corporation.

Section 7. Non-exclusivity of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by or granted pursuant to this ARTICLE VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, contract, vote of stockholders or Disinterested Directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 1 and Section 2 of this ARTICLE VI shall be made to the fullest extent permitted by law. The provisions of this ARTICLE VI shall not be deemed to preclude the indemnification of any person who is not specified in Section 1 and Section 2 of this ARTICLE VI but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.

Section 8. Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the

Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this ARTICLE VI.

Section 9. Certain Definitions.

For purposes of this ARTICLE VI, references to “the Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of the Corporation serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this ARTICLE VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

For purposes of this ARTICLE VI, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director or officer, of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.
For purposes of this ARTICLE VI, references to “Disinterested Director” will mean a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant; and, references to “Independent Counsel” will mean a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and will include any person who under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the corporation or the claimant in an action to determine the claimant’s rights under this ARTICLE VI.

Section 10. Survival of Indemnification and Advancement of Expenses.

The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Section 11. Amendment or Repeal.

Any modification or repeal of the foregoing provisions of this Article VI, shall not adversely affect any right or protection hereunder of any indemnified party in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII
Miscellaneous Provisions

Section 1. Books

1.1    The books of the Corporation, except as otherwise provided by applicable law, may be kept outside of the State of Delaware.

1.2    Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation’s stock ledger, a list of its stockholders, and its other books and records.

Section 2. Corporate Seal

The seal of the Corporation shall be in such form and shall have such content as the Board of Directors shall from time to time determine. The seal shall be in the charge of the Secretary.

Section 3. Fiscal Year

The fiscal year of the Corporation shall be as determined by the Board of Directors.

Section 4. Principal Office

The principal corporate office of the Corporation shall be established and maintained in Los Angeles, California, or at any other place designated by the Board of Directors.

Section 5. Amendment of Bylaws

Except as otherwise provided in the Certificate of Incorporation, these Bylaws, or any of them, may from time to time be supplemented, amended or repealed, or new Bylaws may be adopted, by the stockholders or by the Board of Directors at any regular or special meeting of the Board of Directors, if such supplement, amendment, repeal or adoption is approved by a majority of the entire Board of Directors; provided, however, that notice of such alternation, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting of stockholders or Board of Directors as the case may be.

Section 6. Other Offices

The Corporation may have offices in addition to its registered office in places, either within or outside the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

Section 7. Public Announcement

For the purposes of Article I, Section 4.4 and Article II, Section 1.2 of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones

News Service, the Associated Press, or a comparable national news service, or in a document publicly filed by the Corporation pursuant to the Securities Exchange Act of 1934, as amended.

Section 8. Construction

Unless the context otherwise requires, singular nouns and pronouns (including defined terms), when used herein, shall be deemed to include the plural and vice versa, and impersonal pronouns shall be deemed to include the personal pronoun of the appropriate gender. The use of the male terms “he” “his” or “him” are meant to be gender neutral and do not connate any specific gender.

Section 9. Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article VII.